Exhibit 99.1

For Release:	April 20, 2006
Media Contact:	Bethany Sherman, NASDAQ
212.401.8714
Investor Contact:	Vincent Palmiere, NASDAQ
212.401.8742
Jody Burfening/Carolyn Capaccio
Lippert/Heilshorn & Associates
212.838.3777

NASDAQ ANNOUNCES FIRST QUARTER 2006 RESULTS

– Net Income Increases 41.7% from Prior Year-

-NASDAQ Announces Follow-On Offering-

New York, N.Y.—The NASDAQ Stock Market, Inc. (“NASDAQ®”; Nasdaq: NDAQ), today reported first quarter 2006 net income of $18.0 million, or $0.16 per diluted share, an increase of 41.7% from $12.7 million or $0.13 per diluted share in the first quarter of 2005, and an increase of 5.3% from $17.1 million or $0.15 per diluted share in the fourth quarter of 2005. These favorable results are primarily driven by contributions from recent acquisitions, improvements in trading market share, and ongoing efforts to improve operational efficiency.

Gross margin, representing total revenues less cost of revenues, was $162.0 million in the first quarter of 2006, an increase of 28.3% from $126.3 million in the year-ago period, and an increase of 16.9% from $138.6 million in the fourth quarter of 2005.

NASDAQ’s Chief Executive Officer, Robert Greifeld commented, “NASDAQ’s strong first quarter performance demonstrates our ability to simultaneously execute our integration, cost reduction, and top-line growth initiatives. During the quarter we grew gross margin for the sixth consecutive quarter and witnessed market share gains in the trading of all U.S. listed equities. We also announced the creation of the Global Select Market, a listing tier with the world’s highest standards, further broadening NASDAQ’s value proposition to our issuers. As the premier equity marketplace, NASDAQ is extremely well positioned to compete aggressively and to capitalize on future growth opportunities. Our strong competitive position allows us to take the necessary strategic steps to enhance shareholder value in the rapidly evolving global capital markets.”

Recent Highlights

•	Created the Global Select Market, a new listing tier with highest financial listing standards in the world.

•	Acquired Shareholder.com, allowing NASDAQ to offer best-in-class shareholder communications and intelligence services to issuers.

•	Achieved a new record in trading NYSE-listed stocks, matching a single day high of 10.03% on March 24, 2006, representing an approximate 43% percent spike in NASDAQ’s matched market share.

•	Agreed with First Trust Advisors to launch two new exchange traded funds (ETFs): NASDAQ-100 Equal Weighted Fund and NASDAQ-100 Technology Fund.

•	Began offering options routing through the BRUT broker-dealer, providing customers connectivity and routing to the major options exchanges.

•	Completed an offering of 15,979,513 shares of common stock at $40.00 per share; 8,042,142 shares were sold by NASDAQ with approximately $105 million in proceeds used to redeem our Series C cumulative preferred stock, including accrued and unpaid dividends and a make-whole premium.

•	Acquired a strategic stake in the London Stock Exchange.

Charges Associated with NASDAQ’s Cost Reduction Program and INET Integration

Included in total expenses for the first quarter 2006 are pre-tax charges of $13.6 million relating to NASDAQ’s continuing efforts to reduce operating expenses, improve the efficiency of its operations, and integrate the INET ECN. These charges include:

•	Technology Review – NASDAQ recorded depreciation and amortization expenses of $11.9 million in the quarter associated with its technology review, in which it changed the estimated useful life of some assets as it migrates to lower cost operating platforms and processes.

•	Workforce Reductions - NASDAQ recorded charges of $1.7 million in the quarter for severance and outplacement costs.

Follow-on Offering

To primarily pay down debt incurred to purchase the strategic stake in the London Stock Exchange, NASDAQ intends to proceed with a common stock offering. Information about the offering will be available in a prospectus supplement to be filed shortly with the SEC.

2006 Outlook

NASDAQ is raising guidance for the full-year 2006:

•	Net income in the range of $63.0 million to $73.0 million for the year, including the impact of charges associated with NASDAQ’s cost reduction program, INET integration, and loss on extinguishment of debt noted below.

•	Gross margin in the range of $625.0 million to $640.0 million.

•	Total expenses in the range of $478.0 million to $488.0 million.

Included in 2006 total expense projections are approximately $65.0 million to $75.0 million of pre-tax charges associated with NASDAQ’s continuing efforts to improve efficiencies and reduce operating expenses and to integrate the INET ECN. These charges include:

•	Approximately $36.0 million to $40.0 million in depreciation and amortization primarily related to NASDAQ’s decision to migrate to less expensive technology operating platforms.

•	Approximately $5.0 million to $10.0 million in non-cash charges related to NASDAQ’s plans to exit certain real estate facilities.

•	Approximately $6.0 million to $7.0 million in severance expenses associated with NASDAQ’s plans for workforce reductions.

•	Approximately $18.0 million loss on extinguishment of debt related to our credit facilities, $12.1 million of which is a non-cash charge.

NASDAQ’s Chief Financial Officer, David Warren, commented: “NASDAQ’s integration of INET is proceeding well, allowing us to move forward as planned with the execution of our core business strategy and our cost reduction plan. Our revised 2006 outlook calls for gross margin and net income growth of approximately 20% and 10%, respectively, from prior year and reflects our confidence in attaining our operating objectives. We are targeting 2006 expenses, excluding charges associated with our debt restructuring, to be in the range of $460.0 million to $470.0 million and remain on track to reduce expenses 20.0% to 25.0% in 2007. We remain focused on continued execution as we finalize exchange status and aggressively pursue our growth strategy.”

Q1 Financial Review

Total Revenues and Gross Margin– First quarter results include NASDAQ’s first full quarter of INET operations. First quarter results also include the impact of NASDAQ’s Limitation of Liability Rule, which became effective on April 1, 2005, and required NASDAQ to record all execution revenues from transactions executed through The NASDAQ Market Center on a gross basis in revenues and to record liquidity rebate payments from transactions executed through The NASDAQ Market Center as a cost of revenues. This change was made on a prospective basis beginning April 1, 2005.

Gross margin increased 28.3% in the first quarter to $162.0 million, up from $126.3 million in the year-ago quarter, and increased 16.9% from $138.6 million in the fourth quarter of 2005.

Market Services

During the quarter Market Services gross margin increased 44.5% to $102.9 million from prior year.

	Three Months Ended			% Variance from
	Mar. 31, 2006	Mar. 31, 2005	Dec. 31, 2005	Prior year	Prior quarter
	(in millions)
NASDAQ Market Center
Execution and trade reporting revenues	$286.1	$112.7	$150.3	NM	90.4%
Access services revenue	12.3	20.9	19.3	(41.1)%	(36.3)%
Liquidity rebates	—	(35.5)	—	NM	—
Tape fee revenue sharing	(5.3)	(2.1)	(3.5)	NM	51.4%
NASDAQ General Revenue Sharing Program	(0.1)	(0.1)	(0.1)	0.0%	0.0%

Total NASDAQ Market Center revenues	293.0	95.9	166.0	NM	76.5%
Cost of revenues
Liquidity rebates	(167.2)	(35.4)	(86.1)	NM	94.2%
Brokerage, clearing and exchange fees	(67.0)	(18.5)	(34.8)	NM	92.5%

Total cost of revenues	(234.2)	(53.9)	(120.9)	NM	93.7%

Gross margin from NASDAQ Market Center	58.8	42.0	45.1	40.0%	30.4%
NASDAQ Market Services Subscriptions
Revenues	52.1	46.9	47.1	11.1%	10.6%
NASDAQ General Revenue Sharing Program	(2.9)	(2.0)	(1.2)	45.0%	NM
UTP Plan revenue sharing	(13.7)	(20.1)	(18.8)	(31.8)%	(27.1)%

Total NASDAQ Market Services Subscription revenues	35.5	24.8	27.1	43.1%	31.0%

Other Market Services revenues	8.6	4.4	7.1	95.5%	21.1%
Gross Margin from Market Services	$102.9	$71.2	$79.3	44.5%	29.8%

NM – Not meaningful. Denotes variances equal to or greater than 100%

•	NASDAQ Market Center gross margin increased primarily due to INET results and increases in market share of trade executions for U.S. listed equities. Access services revenue declined during the quarter due to the retirement of legacy products.

•	Market Services Subscriptions revenues increased as less trading revenue was shared under the UTP Plan as INET trades are now reported directly to The NASDAQ Market Center. Also contributing to the revenue increase are sales of proprietary data products due to product improvements and enhanced sales efforts.

•	Other Market Services revenues increased from the prior year due primarily to payments made under a contract between NASD and NASDAQ for the operations of the Over-the-Counter Bulletin Board (OTCBB), which took effect on October 1, 2005.

Issuer Services

During the quarter Issuer Services revenues increased 7.3% to $58.9 million from prior year.

	Three Months Ended			% Variance from
	Mar. 31, 2006	Mar. 31, 2005	Dec. 31, 2005	Prior year	Prior quarter
	(in millions)
Corporate Client Group
Annual renewal fees	$25.8	$26.0	$27.8	(0.8)%	(7.2)%
Listing of additional shares fees	8.9	9.3	9.1	(4.3)%	(2.2)%
Initial listing fees	6.4	7.8	6.8	(17.9)%	(5.9)%
Insurance commissions and other	6.3	1.1	4.9	NM	28.6%
Other Corporate Client Group revenues	1.3	1.0	1.4	30.0%	(7.1)%

Total Corporate Client Group revenues	48.7	45.2	50.0	7.7%	(2.6)%

NASDAQ Financial Products
Licensing revenues	9.0	8.9	8.2	1.1%	9.8%
Portal revenues	1.2	0.8	1.1	50.0%	9.1%

Total NASDAQ Financial Products revenues	10.2	9.7	9.3	5.2%	9.7%

Total Issuer Services revenues	$58.9	$54.9	$59.3	7.3%	(0.7)%

NM – Not meaningful. Denotes variances equal to or greater than 100%

•	Corporate Client Group revenue increased from prior year driven by revenues generated from recent acquisitions including Carpenter Moore and Shareholder.com. The decrease from the prior quarter is due to cyclical revenues associated with the NASDAQ Insurance Agency, as well as to reductions in issuer fee revenue.

•	NASDAQ Financial Products revenue increased from the prior year due to Portal revenue which was driven higher by elevated activity in the private placement market.

Total Expenses - Total expenses increased 16.1% to $120.2 million from $103.5 million in the year-ago quarter and increased 14.0% from $105.4 million in the prior quarter. Expenses increased as a result of the continuing INET integration and recent acquisitions. First quarter 2006 results include $13.6 million in net pre-tax charges noted above. First quarter 2005 included $7.5 million of similar charges.

Earnings Per Share

As stated above, first quarter earnings per diluted share were $0.16 versus $0.15 reported for the fourth quarter of 2005 and $0.13 per diluted share in the year-ago quarter. NASDAQ’s weighted average shares outstanding used to calculate diluted earnings per share was 128.0 million in the quarter versus 92.6 million last year and 122.5 million last quarter. The increase from last year is due primarily to the dilutive impact of the convertible notes and related warrants issued in April 2005 as part of the acquisition of INET ECN, and to the shares issued in NASDAQ’s February 2006 equity offering.

NASDAQ® is the largest electronic equity securities market in the United States. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology industries. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ NewsroomSM at www.nasdaqnews.com. NDAQF

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. The NASDAQ Stock market, Inc. cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. These forward-looking statements include projections which have not been reviewed by independent auditors of NASDAQ. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ’s control. These factors include, but are not limited to, NASDAQ’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NASDAQ that the projections will prove to be correct. We undertake no obligation to release any revisions to any forward-looking statements.

(tables follow)

(income statement)

(market statistics)

(balance sheet)

The Nasdaq Stock Market, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts and other drivers)

	Three Months Ended (unaudited)
	March 31, 2006	December 31, 2005	March 31, 2005
Revenues
Market Services	$337.1	$200.2	$125.1
Issuer Services	58.9	59.3	54.9
Other	0.2	—	0.2

Total revenues	396.2	259.5	180.2
Cost of revenues
Liquidity rebates	(167.2)	(86.1)	(35.4)
Brokerage, clearance and exchange fees	(67.0)	(34.8)	(18.5)

Total cost of revenues	(234.2)	(120.9)	(53.9)

Gross margin	162.0	138.6	126.3

Expenses
Compensation and benefits	48.9	41.7	37.3
Marketing and advertising	5.0	4.2	1.3
Depreciation and amortization	24.5	20.2	18.2
Professional and contract services	8.9	7.7	7.0
Computer operations and data communications	10.0	14.9	16.2
Provision for bad debts	—	3.0	0.6
Occupancy	8.0	7.1	7.1
General and administrative	6.8	(3.9)	5.4

Total direct expenses	112.1	94.9	93.1
Support costs from related parties, net	8.1	10.5	10.4

Total expenses	120.2	105.4	103.5

Operating income	41.8	33.2	22.8
Interest income	4.5	4.2	1.4
Interest expense	(16.4)	(8.1)	(2.9)
Minority interest	0.1	0.1	—

Pre-tax income	30.0	29.4	21.3
Income tax provision	12.0	12.3	8.6

Net income	$18.0	$17.1	$12.7

Net income applicable to common stockholders:
Net income	$18.0	$17.1	$12.7
Preferred stock:
Dividends declared	(0.4)	(0.7)	(1.0)
Accretion of preferred stock	(0.3)	(0.3)	(0.9)

Net income applicable to common stockholders	$17.3	$16.1	$10.8

Basic and diluted earnings per share:
Basic	$0.20	$0.20	$0.14
Diluted	$0.16	$0.15	$0.13

Weighted average common shares outstanding for earnings per share:
Basic	87.9	82.5	79.0
Diluted	128.0	122.5	92.6

Other Drivers
Average daily share volume in NASDAQ-listed securities (in millions)	2,122	1,768	2,004

Percentage of share volume of NASDAQ-listed securities reported to The NASDAQ Market Center	74.5%	61.5%	54.9%

Percentage of share volume of NYSE-listed securities reported to The NASDAQ Market Center	21.3%	19.3%	15.0%

Percentage of share volume of AMEX-listed securities reported to The NASDAQ Market Center	42.1%	32.8%	31.4%

Initial Public Offerings	34	35	20
Secondary Offerings	69	77	45
Number of listed companies	3,191	3,208	3,247

The Nasdaq Stock Market, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$374.9	$165.2
Available-for-sale investments, at fair value	221.3	179.4
Receivables, net	241.0	207.6
Deferred tax assets	13.3	10.0
Other current assets	38.7	34.8

Total current assets	889.2	597.0
Property and equipment:
Land, buildings and improvements	61.0	60.9
Data processing equipment and software	178.7	180.0
Furniture, equipment and leasehold improvements	115.3	115.6

	355.0	356.5
Less accumulated depreciation and amortization	(247.2)	(233.9)

Total property and equipment, net	107.8	122.6
Non-current deferred tax assets	127.8	133.3
Goodwill	988.5	961.9
Intangible assets, net	216.5	215.5
Other assets	16.7	16.5

Total assets	$2,346.5	$2,046.8

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$112.6	$118.9
Accrued personnel costs	32.2	55.3
Deferred revenue	140.6	53.6
Other accrued liabilities	56.7	61.8
Current portion of debt obligations	7.5	7.5
Payables to related parties	9.3	28.2

Total current liabilities	358.9	325.3
Debt obligations	1,183.1	1,184.9
Accrued pension costs	25.3	25.8
Non-current deferred tax liabilities	93.0	95.2
Non-current deferred revenue	93.5	92.0
Other liabilities	70.4	69.6

Total liabilities	1,824.2	1,792.8
Minority interest	0.9	1.0

Stockholders’ equity
Common stock	1.3	1.3
Preferred stock, Series D	—	95.0
Additional paid-in capital	607.1	383.7
Common stock in treasury, at cost	(488.9)	(613.4)
Accumulated other comprehensive loss	(1.2)	(1.3)
Deferred stock compensation	—	(4.9)
Common stock issuable	—	6.8
Retained earnings	403.1	385.8

Total stockholders’ equity	521.4	253.0

Total liabilities, minority interest and stockholders’ equity	$2,346.5	$2,046.8